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                                                                   EXHIBIT 10.18


                           CHARTER SERVICES AGREEMENT


       This Charter Services Agreement is made and entered into this 1st day of April, 1997, by and between Continental Natural Gas, Inc. (hereafter "Continental") and CPA Aviation, Inc., an Oklahoma corporation (hereafter "Aviation").

                                    RECITALS

       A. Aviation owns and maintains various aircraft and employs personnel qualified to operate such aircraft for hire.

       B. In connection with its business activities, Continental wishes to charter various aircraft to transport its employees.

       C. Continental seeks such charter services from Aviation and Aviation agrees to provide such services on the terms hereinafter set forth.

                             STATEMENT OF AGREEMENT

       In consideration of the mutual covenants and agreements herein contained, Continental and Aviation agree as follows:

       1. Charter Services. Continental may seek "if, as and when needed" from Aviation and Aviation may furnish to Continental "if, as and when available," air transportation in the aircraft and at the rates described on Exhibit "A" hereto (as Exhibit "A" may be amended from time to time by mutual agreement of Continental and Aviation). All transportation hereunder shall be subject to operating rules and regulations of Aviation. Continental shall observe all such rules and regulations and obey all reasonable instructions of Aviation's agents and employees. Aviation shall perform all services described herein in good faith and, to the extent possible, in accordance with the reasonable instructions of Continental not inconsistent with this Agreement.

       2. Payment. Continental shall pay Aviation for such charter services at the hourly rates set forth on Schedule A, plus any other taxes, fees or customs duties which Aviation may be required to pay to operate such charter flight(s). The hourly charges to Continental shall include aircraft usage, fuel and provision of duly qualified personnel to operate such aircraft. Continental shall pay any additional fees (such as aircraft tie-down or limousine services) incurred by Aviation for Continental's account.

       3.     Resale.

              (a) Continental agrees not to resell or offer to resell and warrants that it has not already and will not offer for sale to the general public, by advertisement, course of





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       conduct or other means all or any part of the charter services provided by Aviation hereunder. Continental will not permit the chartered aircraft to be used by any person(s) other than a member of the group for whom the aircraft is chartered.

              (b) The Charterer agrees that the charter flight(s) are for Continental's own employees and Continental's and such employees' property.

       4. Other Services. If requested by Continental, Aviation shall assist Continental in securing ground transportation, hotel reservations and other services. In such event, Aviation shall act only as Continental's agent, and Continental shall bear the cost of all such services and all risks of injury, damage or loss arising out of such services.

       5.     Liability.

              (a) The following rules shall apply to the transportation of passengers, baggage and other personal property:

                     (i) Aviation shall not be liable to any passenger, his legal representative or any other person for any injury to persons or damage to property unless occasioned by Aviation's negligence, the passenger assuming all risks of air transportation.

                     (ii) Aviation shall not be liable to any passenger or other person by reason of loss of or damage to, or delay in the delivery of, checked baggage in excess of the declared values thereof.

              (b) Aviation shall not be liable for loss of any money, bullion, bonds, coupons, jewelry, precious stones, valuable papers or other articles of extraordinary value.

              (c) The furnishing of any transportation pursuant to this Agreement is subject to, and Aviation shall not be liable for loss, injury, damage, delay or any other result caused by, mechanical difficulties, riots, wars, civil commotions, strikes, labor disputes, weather conditions, acts of God, public enemies, quarantine, the absence of any necessary governmental approvals or any other cause, whether of the same or different nature, beyond its control.

       6. Term. The term of this Agreement shall begin as of the date hereof and shall terminate on March 31, 1998; provided, however, that the term of this Agreement shall be automatically renewed month to month thereafter unless either party has given written notice to the other party not less than thirty (30) days





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prior to expiration of the initial term of this Agreement or any extension thereof.

       7. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing, and shall be deemed to have been given if personally delivered or if deposited in the United States mail, by certified mail, with proper postage prepaid thereon, addressed as follows:

       If to Continental:     Continental Natural Gas, Inc.
                              1412 South Boston, Suite 500
                              Tulsa, Oklahoma 74119
                              Attn:  Garry D. Smith, Vice President

       If to Aviation:        CPA Aviation, Inc.
                              1412 S. Boston, Suite 550
                              Tulsa, Oklahoma 74119
                              Attn:  H. Ric Hedges, President

or to such other address as either party may hereafter advise the other by notice given in accordance with the provisions hereof.

       8. Waiver of Breach. The waiver by Continental of a breach of any provision of this Agreement by Consultant shall not operate or be construed as a waiver of any subsequent breach by Consultant.

       9. Assignment. Continental may assign this Agreement to any successor in interest of Continental's business. The rights and obligations of the parties under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Continental and Consultant; provided, however, that Consultant may not assign this Agreement without the prior written consent of Continental.

       10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same Agreement.

       11. Governing Law. This Agreement shall be construed in accordance with, and the rights and duties of the parties hereto shall be governed by, the internal laws of the State of Oklahoma. The parties hereto irrevocably and unconditionally consent to and submit themselves to the exclusive jurisdiction of the courts of the State of Oklahoma located in Tulsa County, Oklahoma and the courts of the United States of America located in the Northern District of Oklahoma (collectively, the "Agreed Courts") with respect to any actions, suits or proceedings arising out of or in connection with this Agreement and the transactions contemplated hereby and the parties hereto agree not to commence any action, suit or proceeding relating thereto except in such Agreed Courts. The parties hereto further agree that service of any process, summons, notice, or documents in accordance with paragraph 7 hereof





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shall be effective service of process for any action, suit or proceeding brought. The parties hereto irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the Agreed Courts and hereby further irrevocably and unconditionally waive and agree not to plead or claim that any such action, suit or proceeding brought in any of the Agreed Courts has been brought in an inconvenient forum.

       12. Entire Agreement. This instrument contains the entire Agreement of the parties pertaining to Consultant's employment by Continental, superseding all other agreements, whether oral or written, express or implied. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

       13. Severability. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any one or more of the provisions hereof shall not affect the validity and enforceability of the other provisions hereof.

       14. Construction. Every covenant, term and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any party.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.




                                           CONTINENTAL NATURAL GAS, INC.



                                           By /s/ GARRY D. SMITH
                                              ----------------------------------
                                              Garry D. Smith, Vice President




                                           CPA AVIATION, INC.



                                           By /s/ H. RIC HEDGES
                                              ----------------------------------
                                              H. Ric Hedges, President





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                                   SCHEDULE A

       The following or other suitable aircraft may be furnished to Continental for charter air transportation as described below:


       Aircraft                            Hourly Rate
       --------                            -----------
       Cessna Model Turbo 210               $  100/hr

       Learjet Model 24A                    $1,000/hr